Exhibit 21.1

Jurisdiction of Incorporation

September 30,
Altra Holdings, Inc.,	Delaware

- Altra Industrial Motion, Inc.,	Delaware

- Nuttall Gear LLC,	Delaware

- Ameridrives International, LLC,	Delaware

- Formsprag LLC,	Delaware

- Warner Electric LLC,	Delaware

- Warner Electric Technology LLC,	Delaware

- Boston Gear LLC,	Delaware

- Bauer Gear Motor LLC,	Delaware

- Inertia Dynamics, LLC,	Delaware

- Kilian Manufacturing Corporation,	Delaware

- Kilian Canada, ULC,	Nova Scotia, Canada

- TB Wood’s Corporation,	Delaware

- TB Wood’s Incorporated,	Pennsylvania

- T.B. Wood’s Canada Ltd.,	Canada

- Industrial Blaju, S.A. de C.V.,	Mexico

- Warner Electric International Holding, Inc.,	Delaware

- Warner Electric Group GmbH,	Germany

- Stieber GmbH,	Germany

- Warner Electric (Netherlands) Holding, B.V.,	Netherlands

- Warner Electric Australia Pty. Ltd.,	Australia

- Warner Shui Hing Limited, (HK),	Hong Kong

- Warner Electric (Singapore), Ltd.,	Singapore

September 30,

- Warner Electric (Taiwan) Ltd.,	Taiwan

- Warner Electric (Thailand) Ltd.,	Thailand

- Altra Industrial Motion (ShenZhen) Co., Ltd.,	China

- Warner Electric B.V.,	Netherlands

- Warner Electric UK Group Ltd.,	United Kingdom

- Warner Electric UK Holding, Ltd.,	United Kingdom

- Wichita Company Ltd.,	United Kingdom

- Hay Hall Holdings Ltd.,	United Kingdom

- The Hay Hall Group Ltd.,	United Kingdom

- Matrix International, Ltd.,	United Kingdom

- Matrix International GmbH,	Germany

- Bibby Group Ltd.,	United Kingdom

- Bibby Transmissions Ltd.,	United Kingdom

- Bibby Turboflex SA,	South Africa

- Turboflex Ltd.,	United Kingdom

September 30,

- Torsiflex Ltd.,	United Kingdom

- Huco Power Transmission, Ltd.,	United Kingdom

- Huco Engineering Industries Ltd.,	United Kingdom

- Dynatork Air Motors Ltd.,	United Kingdom

- Dynatork, Ltd.,	United Kingdom

- Twiflex Ltd.,	United Kingdom

- Saftek Ltd.,	United Kingdom

- Bauer Gear Motor Limited,	United Kingdom

- Altra Industrial Motion Netherlands C.V.,	Netherlands

- Altra Industrial Motion Netherlands B.V.,	Netherlands

- Bauer Gear Motor GmbH,	Germany

- Bauer Gear Motor Europe, GmbH,	Germany

- Bauer Gear Motor Slovakia, s.r.o.,	Germany

- Bauer Gear Motor Finland Oy Ab,	Finland

- Altra Industrial Motion Russia OOO,	Russia

- Altra Industrial Motion Ukraine TOV,	Ukraine

- Altra Industrial Motion (Changzhou) Co., Ltd.	China

- Warner Electric (Holding) SAS,	France

- Warner Electric Europe SAS,	France